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                                  Exhibit 21.1


                         Subsidiaries of the Registrant





Name of Subsidiary                        Country of Incorporation/Organization
------------------                        -------------------------------------

BAM Entertainment Limited                               England

BAM Studios (Europe) Limited                            England